EXECUTION COPY



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                            GMAC MORTGAGE CORPORATION
                                  as Servicer,

                        GMACM HOME LOAN TRUST 2004-HLTV1,
                                    as Issuer

                                       and

                              JPMORGAN CHASE BANK,
                              as Indenture Trustee



                            _________________________

                               SERVICING AGREEMENT

                         Dated as of September 29, 2004
                            _________________________




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

                                TABLE OF CONTENTS

                                                                                          Page


        ARTICLE I         Definitions.......................................................2

        Section 1.01      Definitions.......................................................2

        Section 1.02      Other Definitional Provisions.....................................2

        Section 1.03      Interest Calculations.............................................3

        ARTICLE II        Representations and Warranties....................................3

        Section 2.01      Representations and Warranties Regarding the Servicer.............3

        Section 2.02      Representations and Warranties of the Issuer......................4

        Section 2.03      Enforcement of Representations and Warranties.....................4

        ARTICLE III       Administration and Servicing of Home Loans........................6

        Section 3.01      The Servicer......................................................6

        Section 3.02      Collection of Certain Home Loan Payments..........................8

        Section 3.03      Withdrawals from the Custodial Account...........................11

        Section 3.04      Maintenance of Hazard Insurance; Property Protection Expenses....12

        Section 3.05      Modification Agreements; Release or Substitution of Lien.........13

        Section 3.06      Trust Estate; Related Documents..................................15

        Section 3.07      Realization Upon Defaulted Home Loans; Loss Mitigation...........15

        Section 3.08      Issuer and Indenture Trustee to Cooperate........................17

        Section 3.09      Servicing Compensation; Payment of Certain Expenses by
                          Servicer.........................................................18

        Section 3.10      Annual Statement as to Compliance................................18

        Section 3.11      Annual Servicing Report..........................................19

        Section 3.12      Access to Certain Documentation and Information Regarding
                          the Home Loans...................................................19

        Section 3.13      Maintenance of Certain Servicing Insurance Policies..............19

        Section 3.14      Information Required by the Internal Revenue Service and
                          Reports of Foreclosures and Abandonments of Mortgaged
                          Property.........................................................19

        Section 3.15      Optional Repurchase or Transfer of Home Loans....................20

        Section 3.16      Reserved.........................................................21

        Section 3.17      Pre-Funding Account..............................................21

        Section 3.18      Capitalized Interest Account.....................................22

        Section 3.19      Enforcement of Due-on-Sale Clauses; Assumption and
                          Modification Agreements; Certain Assignments.....................23

        Section 3.20      Advance Facility.................................................24

        ARTICLE IV        Servicing Certificate............................................26

        Section 4.01      Statements to Securityholders....................................26

                                        i

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        Section 4.02      Tax Returns and 1934 Act Reports.................................28

        ARTICLE V         Note Payment Account.............................................29

        Section 5.01      Note Payment Account.............................................29

        ARTICLE VI        The Servicer.....................................................30

        Section 6.01      Liability of the Servicer........................................30

        Section 6.02      Merger or Consolidation of, or Assumption of the Obligations
                          of, the Servicer.................................................30

        Section 6.03      Limitation on Liability of the Servicer and Others...............30

        Section 6.04      Servicer Not to Resign...........................................31

        Section 6.05      Delegation of Duties.............................................31

        Section 6.06      Payment of Indenture Trustee's and Owner Trustee's Fees and
                          Expenses; Indemnification........................................32

        ARTICLE VII       Default..........................................................34

        Section 7.01      Servicing Default................................................34

        Section 7.02      Indenture Trustee to Act; Appointment of Successor...............35

        Section 7.03      Notification to Securityholders..................................37

        ARTICLE VIII      Miscellaneous Provisions.........................................38

        Section 8.01      Amendment........................................................38

        Section 8.02      GOVERNING LAW....................................................38

        Section 8.03      Notices..........................................................38

        Section 8.04      Severability of Provisions.......................................38

        Section 8.05      Third-Party Beneficiaries........................................39

        Section 8.06      Counterparts.....................................................39

        Section 8.07      Effect of Headings and Table of Contents.........................39

        Section 8.08      Termination Upon Purchase by the Servicer or Liquidation of
                          All Home Loans; Partial Redemption...............................39

        Section 8.09      Certain Matters Affecting the Indenture Trustee..................40

        Section 8.10      Owner Trustee Not Liable for Related Documents...................40

                                        ii

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EXHIBIT A - HOME LOAN SCHEDULE                                                         A-1

EXHIBIT B - LIMITED POWER OF ATTORNEY                                                  B-1

EXHIBIT C - FORM OF REQUEST FOR RELEASE                                                C-1

                                        iii
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


        This  Servicing   Agreement,   dated  as  of  September  29,  2004  (the
"Agreement"),  is among GMAC Mortgage Corporation, as servicer (the "Servicer"), the GMACM Home Loan Trust  2004-HLTV1,  as issuer (the  "Issuer"),  and JPMorgan
Chase Bank, as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

        WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), GMAC Mortgage Corporation, as seller (in such capacity, "GMACM") and as servicer and Walnut Grove Mortgage Loan Trust 2003-A, as seller ("WG Trust" and together with GMACM, the "Sellers"), will sell to Residential Asset Mortgage
Products, Inc. ("RAMP"), as purchaser (in such capacity, the "Purchaser"), the Initial Home Loans on the Closing Date, and may sell Subsequent Home Loans on one or more Subsequent Transfer Dates, in each case together with the Related
Documents on the Closing Date and any Subsequent Transfer Date;

        WHEREAS, RAMP, as depositor (in such capacity, the "Depositor"), will sell the Initial Home Loans and assign all of its rights under the Purchase
Agreement  to the Issuer,  together  with the Related  Documents  on the Closing
Date;

        WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

        WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

        WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Home Loans directly or through one or more Subservicers.

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

                                       1

ARTICLE I


                                   Definitions

Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of September 29, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02   Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03 Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Home Loan shall be made under an actuarial interest method. All calculations of interest on the Notes, other then the Class A-1 Notes, shall be made on the basis of a 30-day month and a year assumed to consist of 360 days. All calculations of interest on the Class A-1 Notes shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360-days . The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

                         Representations and Warranties

Section 2.01 Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Home Loans, as of the Closing Date:

(a) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect (not in the ordinary course of business) on the business, properties, assets, or condition (financial or other) of the Servicer;

(b) the Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(c) the Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any material mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

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(e) no litigation or administrative  proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Securities which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

(f) the Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Loans that are registered with MERS; and

(g) the servicing of the Home Loans has at all times been conducted in material compliance with all applicable federal, state and local laws, rules and regulations and there has been no material violation of any such laws, rules or regulations arising out of the servicing of the Home Loans.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Servicer hereunder.

Section 2.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Home Loans, as of the Closing Date:

(a) the Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03 Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Home Loans, or the Issuer, shall enforce the representations and warranties of GMAC Mortgage Corporation or WG Trust pursuant to the Purchase Agreement. Upon the discovery by the Sellers, the Depositor, the Servicer, the Indenture Trustee, the Credit Enhancer, the Issuer, or the Custodian of a breach of any of the representations and warranties made by either GMAC Mortgage Corporation or WG Trust in the Purchase Agreement, in respect of any Home Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (the Custodian being so obligated under the Custodial Agreement). The Servicer shall promptly notify either GMAC Mortgage Corporation or WG Trust, as applicable, of such breach and request that, pursuant to the terms of the Purchase Agreement, the respective party either (i) cure such breach in all material respects within 90 days from the date such party was notified of such breach or (ii) purchase such Home Loan from the Issuer at the price and in the manner set forth in Section 3.1(d) of the Purchase Agreement; provided, that either GMAC Mortgage Corporation or WG Trust shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Home Loan. In the event


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that either GMAC Mortgage  Corporation  or WG Trust elects to substitute  one or more Eligible Substitute Loans pursuant to Section 3.1(d) of the Purchase Agreement, such party shall deliver to the Custodian or the Servicer, in accordance with the Purchase Agreement, with respect to such Eligible Substitute Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to such party on the next succeeding Payment Date except to the extent that a payment less than the applicable Monthly Payment has been received by the Issuer for such month in respect of the Home Loan to be removed. The Servicer shall amend or cause to be amended the Home Loan Schedule to reflect the removal of such Home Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Home Loan Schedule to the Owner Trustee and Indenture Trustee.

        It is understood and agreed that the obligation of GMAC Mortgage Corporation and WG Trust to cure such breach or purchase or substitute for such Home Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Home Loans, against either GMAC Mortgage Corporation or WG Trust. In connection with the purchase of or substitution for any such Home Loan by either GMAC Mortgage Corporation or WG Trust, the Issuer shall assign to such party all of its right, title and interest in respect of the Purchase Agreement applicable to such Home Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Custodian, and the Custodian shall deliver the Mortgage Notes to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer that the Indenture Trustee shall execute.

ARTICLE III

                   Administration and Servicing of Home Loans

Section 3.01   The Servicer.

(a) The Servicer shall service and administer the Home Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Agreement and that shall be normal and usual in its general mortgage servicing activities, including but not limited to reporting of its borrower credit files to credit repositories in a timely manner. The Servicer shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Home Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Home Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Home Loans and the Mortgaged Properties. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In addition, the Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a "credit score" from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Servicer a limited power of attorney substantially in the form of Exhibit B hereto. The Servicer is further authorized and empowered by the Issuer and the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Home Loan on the MERS(R) System, or cause the removal from the registration of any Home Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer, with no right of reimbursement.

               If the Mortgage did not have a Lien senior to the related Home Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may not consent to the placing of a Lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage had a Lien senior to the related Home Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may consent to the refinancing of such prior senior Lien, provided that the following requirements are met:

                (i) (A) the Mortgagor's debt-to-income ratio resulting from such refinancing is less than the original debt-to-income ratio as set forth on the Home Loan Schedule and, in the event that the resulting CLTV of such Home Loan increases by more than 10% above the CLTV prior to such refinancing, the Servicer shall obtain the prior consent of the Credit Enhancer, which consent shall not be unreasonably withheld; provided, however, that in no instance shall the resulting CLTV of such Home Loan be higher than that permitted by the Program Guide; or

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(B) the  resulting  CLTV of such Home Loan is no higher  than the greater of the
CLTV prior to such refinancing and 70% (or 80% for borrowers with a FICO "credit score" of 690 or higher); provided, however, if such refinanced mortgage loan is a "rate and term" mortgage loan (meaning, the Mortgagor does not receive any cash from the refinancing), the CLTV may increase to the extent of either (a) the reasonable closing costs of such refinancing or (b) any decrease in the value of the related Mortgaged Property, if the Mortgagor is in good standing as defined by the Program Guide;

(ii) the interest  rate, or, in the case of an adjustable  rate existing  senior
Lien, the maximum interest rate, for the loan evidencing the refinanced senior Lien is no higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior Lien immediately prior to the date of such refinancing; provided, however (a) if the loan evidencing the existing senior Lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior Lien has a fixed rate, then the current interest rate on the loan evidencing the refinanced senior Lien may be up to 2.0% higher than the then-current loan rate of the loan evidencing the existing senior Lien and (b) if the loan evidencing the existing senior Lien prior to the date of refinancing has a fixed rate and the loan evidencing the refinanced senior Lien has an adjustable rate, then the maximum interest rate on the loan evidencing the refinanced senior Lien shall be less than or equal to
(x) the interest rate on the loan evidencing the existing senior Lien prior to the date of refinancing plus (y) 2.0%; and

(iii) the loan evidencing the refinanced senior Lien is not subject to negative amortization.

        The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Home Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer and any amount actually received by such Subservicer in respect of a Home Loan shall be deemed to have been received by the Servicer whether or not actually received by the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Subservicer have agreed. With the approval of the Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Home Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement. The

Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Home Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

        As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Credit Enhancer and the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Home Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

(c) All other documents contained in the Mortgage File and any original documents relating to the Home Loans not contained in the Mortgage File or delivered to the Custodian, if any, or the Indenture Trustee are and shall be held by the Servicer in trust as agent for the Indenture Trustee on behalf of the Noteholders.

Section 3.02   Collection of Certain Home Loan Payments.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Loans, and shall, to the extent such procedures shall be consistent with this Agreement and generally consistent with the Program Guide, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing a Home Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, that such arrangement is consistent with the Servicer's policies with respect to home equity mortgage loans; and provided further, that notwithstanding such arrangement, such Home Loans will be included in the information regarding delinquent Home Loans set forth in the Servicing Certificate. The Servicer may also extend the Due Date for payment due on a Home Loan in accordance with the Program Guide; provided, however, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the Lien of the related Mortgage or the interests of the Securityholders or the Credit Enhancer. Consistent with the terms of this Agreement, the Servicer may also:

(i) waive, modify or vary any term of any Home Loan;

(ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

(iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

(iv) forgive any portion of the amounts contractually owed under the Home Loan;

(v) capitalize past due amounts owed under the Home Loan by adding any amounts in arrearage to the existing principal balance of the Home Loan (a "Capitalization Workout") which will result in an increased Monthly Payment amount, provided that: (A) the amount added to the existing principal balance of the Home Loan (the "Capitalized Amount") shall be no greater than five times the Mortgagor's current Monthly Payment amount; and (B) the Servicer shall not enter into a Capitalization Workout unless the CLTV of the Home Loan prior to the Capitalization Workout equals or exceeds 80% and the Mortgagor has qualified for the Capitalization Workout under the Servicer's servicing guidelines; or

(vi) reset the due date for the Home Loan;

or any combination of the foregoing, if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the Credit Enhancer; provided, however, that the Servicer may not modify or permit any Subservicer to modify any Home Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Loan) or extend the final maturity date of such Home Loan) unless such Home Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable. Notwithstanding the foregoing, any permitted extension of the final maturity date of a Home Loan shall not exceed the end of the Collection Period preceding the Final Payment Date. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Home Loans will be included in the Servicing Certificate, and such Home Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

(b) The Servicer shall establish a Custodial Account, which shall be an Eligible Account, titled "GMACM Home Loan Trust 2004-HLTV1," in which the Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Initial Home Loans received by it subsequent to or on the Cut-Off Date or, with respect to the Subsequent Home Loans, the Subsequent Cut-Off Date (other than in respect of the payments referred to in the following paragraph), within two Business Days following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i) all payments of principal of or interest on the Home Loans received or advanced by the Servicer, net of any portion of the interest thereof retained by any Subservicer as subservicing fees; (ii) the aggregate Repurchase Price of the Home Loans purchased by the Servicer pursuant to Section 3.15;

(iii) Net Liquidation Proceeds, net of any related Foreclosure Profit and all Recovery Amounts;

(iv) all proceeds of any Home Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

(v) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vi) amounts required to be paid by the Servicer pursuant to Section 8.08;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Home Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with
Section 3.09 hereof), or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Servicer shall retain all Foreclosure Profits as additional servicing compensation.

        The Servicer, in its sole discretion, may deposit into the Custodial Account amounts representing installments of principal of or interest on Home Loans that were delinquent as of the end of any Collection Period, provided that the Servicer reasonably believes that such amounts will be recoverable from Collections on the related Home Loan. If the Servicer makes any such advances of delinquent principal and/or interest, the Servicer shall be entitled to reimburse itself by withdrawing from the Custodial Account, as provided herein, any amounts so advanced.

        The Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which investments shall mature not later than the Business Day preceding the next succeeding Payment Date, and which investments shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

(c) The Servicer shall require each Subservicer to hold all funds constituting collections on the Home Loans, pending remittance thereof to the Servicer, in one or more accounts meeting the requirements of an Eligible Account, and shall require all such funds to be invested in Permitted Investments, unless all such collections are remitted on a daily basis to the Servicer for deposit into the Custodial Account.

Section 3.03 Withdrawals from the Custodial Account. The Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Home Loans for the following purposes:

(a) on each Determination Date, the Servicer shall determine the aggregate amounts to be withdrawn from the Custodial Account and applied pursuant to
Section 3.05(a) of the Indenture and, prior to the close of business on the Business Day prior to the related Payment Date, shall withdraw such amounts from the Custodial Account and deposit such amounts into the Note Payment Account to be distributed by the Paying Agent in accordance with and in the order or priority set forth in Section 3.05(a) of the Indenture for such Payment Date, in accordance with the Servicing Certificate;

(b) to pay to itself from any monthly payments received from the Mortgagors, the amount of such payment that represents interest accrued on the related Home Loan for any period prior to the Cut-Off Date;

(c) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Home Loans (other than any Repurchase Price in respect thereof) that represent late recoveries of the payments for which such advances were made, or from related Net Liquidation Proceeds or the proceeds of the purchase of such Home Loan;

(d) to pay to itself out of each payment received on account of interest on a Home Loan as contemplated by Section 3.09, an amount equal to the related Servicing Fee and the Recovery Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any subservicing fees not previously withheld by such Subservicer;

(e) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any (i) interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01, and (ii) Foreclosure Profits (to the extent permitted by law);

(f) to pay to itself or the Seller, with respect to any Home Loan or property acquired in respect thereof that has been purchased or otherwise transferred to such Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(g) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(h) to pay to itself, with respect to any Home Loan for which it has made an advance of delinquent principal and/or interest, any previously unreimbursed advances of such amounts theretofore made to the extent of receipts of late recoveries of such payments from the related Mortgagors, out of related Net Liquidation Proceeds or the proceeds of the purchase of such Home Loans;

(i) to reimburse itself for the amount of any investment earnings advanced prior to maturity pursuant to Section 3.17(c) or Section 5.01, to the extent not reimbursed from earnings received on the related investment at maturity;

(j) at its option, for so long as it is the sole Certificateholder, to pay to itself from amounts otherwise required to be remitted to the Distribution Account in accordance with Section 3.05(a)(ix) of the Indenture, all amounts payable to it as a Certificateholder on the related Payment Date; and

(k) to reimburse itself for advances of delinquent principal and/or interest on a Home Loan or other advances that are made pursuant to this Agreement that are not reimbursed pursuant to clauses (c) and (h) of this Section 3.03.

        Since, in connection with withdrawals pursuant to clauses (c), (d), (f) and (h), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Home Loan, the Servicer shall keep and maintain separate accounting, on a Home Loan by Home Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement that the Servicer determines to be otherwise nonrecoverable (except with respect to any Home Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Home Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. To the extent permitted under the related Mortgage Note and Mortgage, and to the extent the Servicer receives notice that a hazard insurance policy has been cancelled, the Servicer shall cause to be maintained for each Home Loan hazard insurance naming the Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Home Loan from time to time or (ii) the combined principal balance owing on such Home Loan and any mortgage loan senior to such Home Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

Amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Home Loan in a federally designated flood area, to the extent permitted under the related Mortgage Note and Mortgage, and to the extent the Servicer receives notice that the related flood insurance has been cancelled, the hazard insurance to be maintained for the related Home Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the related Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Servicer shall use its best efforts to monitor such flood insurance as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Home Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section
3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Home Loans, the Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

Section 3.05   Modification Agreements; Release or Substitution of Lien.

(a) The Servicer or the related Subservicer, as the case may be, shall be entitled to (a) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement and other comparable instruments with respect to the Home Loans and with respect to the related Mortgaged Properties (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Servicer) and (b) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of such Mortgaged Properties or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Home Loans, that the security for, and the timely and full collectability of, such Home Loans would not be adversely affected thereby. A partial release pursuant to this Section
3.05 shall be permitted only if the CLTV for the related Home Loan after such partial release does not exceed the CLTV for such Home Loan as of the related Cut-Off Date. Any fee collected by the Servicer or the related Subservicer for processing such request will be retained by the Servicer or such Subservicer as additional servicing compensation.

(b) The Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Home Loan (the "Existing Lien"), if at the time of such agreement the Home Loan is current in payment of principal and interest, under any of the following circumstances:

(i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Servicer a Mortgage on a substitute Mortgaged Property, provided that the CLTV of the Home Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the CLTV prior to releasing the Existing Lien;

(ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Servicer a Mortgage on a substitute Mortgaged Property, provided that: (A) the CLTV of the Home Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 125% and (2) 105% of the CLTV prior to releasing the Existing Lien; and (B) the Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

(iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Servicer with a Mortgage on a substitute Mortgaged Property (any Home Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the Servicer shall not permit the release of an Existing Lien under this clause
(iii) as to more than 100 Home Loans in any calendar year; (B) at no time shall the aggregate Principal Balance of Unsecured Loans exceed 5% of the then Pool Balance; (C) the Mortgagor agrees to an automatic debit payment plan; and (D) the Servicer shall provide notice to each Rating Agency and the Credit Enhancer that has requested notice of such releases.

In connection with any Unsecured Loan, the Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Servicer considers to be appropriate. Thereafter, the Servicer shall determine in its discretion whether to accept any proposed Mortgage on any substitute Mortgaged Property as security for the Home Loan, and the Servicer may require the Mortgagor to agree to any further conditions which the Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Home Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

Section 3.06   Trust Estate; Related Documents.

(a) When required by the provisions of this Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) If from time to time any written assurance, assumption agreement or substitution agreement or other similar agreement shall be executed pursuant to
Section 3.05, the Servicer shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents held by the Servicer.

(c) Upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit C hereto, to the effect that a Home Loan has been the subject of a final payment or a prepayment in full and such Home Loan has been terminated or that substantially all Net Liquidation Proceeds that have been determined by the Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Home Loan or, if applicable, Net Liquidation Proceeds, the Custodian shall promptly release the Related Documents held by the Custodian to the Servicer. The Indenture Trustee shall execute such Related Documents, along with such documents as the Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Home Loan, upon request of the Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Servicer requests the Custodian to release the Related Documents held by the Custodian and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Servicer, the Custodian shall release such Related Documents to the Servicer. If such Home Loans shall be liquidated and the Custodian receives a certificate from the Servicer as provided above, then, upon request of the Servicer, the Custodian shall release the trust receipt to the Servicer.

Section 3.07 Realization Upon Defaulted Home Loans; Loss Mitigation. With respect to any Home Loan that comes into and continues in default, the Servicer shall decide whether to (i) foreclose upon the related Mortgaged Property, (ii) write off the unpaid Principal Balance thereof as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Home Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor), (v) permit a short refinancing (a payoff of the Home Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (vi) arrange for a repayment plan, (vii) agree to a modification in accordance with this Agreement or (viii) take an unsecured note in each case subject to the rights of any related first Lien holder; provided, that in connection with the foregoing, if the Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer shall not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided, that the Servicer shall not be liable in any respect hereunder if the Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Agreement. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase the related Net Liquidation Proceeds. In the event of a determination by the Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

        Notwithstanding any provision of this Agreement, a Home Loan may be deemed to be finally liquidated if substantially all amounts expected by the Servicer to be received in connection therewith have been received; provided, however, the Servicer may treat any Home Loan that is 180 days or more delinquent as having been finally liquidated or may continue to pursue recovery of such Home Loan. Any Recovery Amounts, with respect to any such Home Loan shall be deposited into the Custodial Account. If the Servicer continues to pursue recovery, the Servicer shall be entitled to the Recovery Fee with respect to that Home Loan and to be reimbursed for any advances and expenses out of recoveries with respect to such Home Loan as though such Home Loan continued to be an Outstanding Home Loan hereunder. For purposes of determining the amount of any Net Liquidation Proceeds, Insurance Proceeds or other unscheduled collections, the Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with such Home Loan.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, which shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Home Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Home Loan held as an asset of the Issuer until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as the related Home Loan shall be considered to be an outstanding Home Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

        Any proceeds from foreclosure proceedings or the purchase or repurchase of any Home Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Net Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority: first, to reimburse the Servicer or the related Subservicer in accordance with this
Section 3.07; second, to pay the Servicer or the related Subservicer all Servicing Fees payable therefrom; third, to pay accrued and unpaid interest on such Home Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Note Payment Account or Distribution Account; and fourth, as a recovery of principal on such Home Loan. Any remaining amount shall constitute Foreclosure Profits.

Section 3.08 Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Home Loan during the preceding Collection Period. Upon receipt of payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto and to cause the removal from the registration on the MERS(R) System of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Custodian shall, upon request of the Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, in the form attached hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Mortgage Note to the Servicer. The Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return such Mortgage Note to the Custodian (as specified in such receipt) when the need therefor by the Servicer no longer exists, unless the Home Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that specified above, such trust receipt shall be released to the Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Home Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions of the Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Servicer, promptly execute an appropriate assignment in the form provided by the Servicer to assign such Home Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of such Home Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto into the Custodial Account. In the event that all delinquent payments due under any such Home Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Home Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

        In connection with the Issuer's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Home Loans, the Indenture Trustee, as pledgee of the Home Loans and as assignee of record of the Home Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Servicer in connection therewith; provided, that if the Servicer requests a signature of the Indenture Trustee, on behalf of the Issuer, then the Servicer shall deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee in accordance with
Section 3.03 as compensation for its services in connection with servicing the Home Loans. Moreover, late payment charges and other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Servicer as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders), including the fees and expenses of the Owner Trustee, Indenture Trustee and the Custodian, and shall not be entitled to reimbursement therefor.

Section 3.10   Annual Statement as to Compliance.

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee and the Depositor, with a copy to the Credit Enhancer, beginning March 31, 2005, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under any servicing agreements to which it is a party, including this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

Section 3.11 Annual Servicing Report. Beginning March 31, 2005, and on or before March 31 of each year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which firm may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of Home Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.12 Access to Certain Documentation and Information Regarding the Home Loans. Whenever required by statute or regulation, the Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Home Loans. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

Section 3.13 Maintenance of Certain Servicing Insurance Policies. The Servicer shall, during the term of its service as servicer, maintain in force and effect
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and fidelity bond shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, for Persons performing servicing for mortgage loans purchased by such entity.

Section 3.14 Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports with respect to the Home Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2004, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (a) on behalf of the Issuer, acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Loan, or (b) knew or had reason to know that any Mortgaged Property had been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.15   Optional Repurchase or Transfer of Home Loans.

(a) Notwithstanding any provision in Section 3.07 to the contrary, the Servicer, at its option and in its sole discretion, may repurchase any Home Loan delinquent in payment for a period of ninety (90) days or longer for a price equal to the Repurchase Price, provided that any such repurchase shall occur only during the 60 day period commencing on the first day of the next calendar month.

(b) The Servicer, at its option and in its sole discretion, may repurchase any Home Loan for a price equal to the Repurchase Price (i) if the related Mortgage did not have a Lien senior to it as of the related Cut-Off Date, and at the request of the related Mortgagor, the Servicer agrees to the placement of a Lien on the related Mortgaged Property senior to that of such Mortgage or (ii) at the request of the Mortgagor, the Servicer agrees to the refinancing of the Lien senior to that of the related Mortgage resulting in a CLTV above the previous CLTV for such Home Loan.

(c) Subject to the conditions set forth below, the Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Home Loans from the Trust Estate to the Issuer on the Transfer Date. On the Transfer Notice Date prior to the Transfer Date designated in such notice, the Servicer shall give the Indenture Trustee, the Rating Agencies and the Credit Enhancer a written notice of the proposed retransfer that contains a list of the Home Loans to be retransferred. Such retransfers of Home Loans shall be permitted upon satisfaction of the following conditions:

(i) On the Transfer Date, the Overcollateralization Amount (after giving effect to the removal from the Trust Estate of the Home Loans proposed to be retransferred) will equal or exceed the Required Overcollateralization Amount;

(ii) On or before the Transfer Date, the Servicer shall have delivered to the Indenture Trustee a revised Home Loan Schedule showing that the Home Loans transferred to the Issuer are no longer owned by the Trust Estate;

(iii) The Servicer shall represent and warrant that the Home Loans to be removed from the Trust Estate were selected at random and the Servicer shall have received the consent of the Credit Enhancer as to the selection of the particular Home Loans to be removed; and

(iv) The Servicer shall have delivered to the Indenture Trustee and the Credit Enhancer an officer's certificate certifying that the items set forth in subparagraphs (i) through (iii), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such officer's certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        The Servicer shall not be permitted to effect the retransfer of any Home Loan except under the conditions specified above. Upon receiving the requisite notice and direction from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Issuer a written itemization of each Home Loan being transferred, together with the Mortgage File for each such Home Loan, and the Indenture Trustee shall execute and deliver to the Issuer or its designee such other documents prepared by the Servicer as shall be reasonably necessary to transfer such Home Loans to the Certificateholders. Any such transfer of the Trust Estate's right, title and interest in and to Home Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust Estate to the Issuer or its designee.

Section 3.16   Reserved.

Section 3.17   Pre-Funding Account.

(a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Pre-Funding Account, JPMorgan Chase Bank, as Indenture Trustee for GMACM Home Loan Trust 2004-HLTV1" (the "Pre-Funding Account"). On the Closing Date, GMACM shall deposit into the Pre-Funding Account an amount equal to the Original Pre-Funded Amount from the proceeds of the sale of the Securities, and shall designate the amount that relates to each Loan Group. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount equal to the aggregate Principal Balance as of the related Subsequent Cut-Off Date of the Subsequent Home Loans to be sold to the Trust on such Subsequent Transfer Date and purchased with funds on deposit in the Pre-Funding Account, and to pay such amount to or upon the order of the related Seller upon satisfaction of the conditions set forth in this Agreement, in the Purchase Agreement and in the related Subsequent Transfer Agreement with respect thereto.

(b) If the Pre-Funded Amount has not been reduced to zero at the close of business on the last day of the Pre-Funding Period, after giving effect to any withdrawal therefrom on such day, any remaining Pre-Funded Amount shall be deposited in the Note Payment Account and applied as a principal distribution on the Notes on the next succeeding Payment Date in accordance with the terms of the Indenture.

(c) The Servicer may cause the institution maintaining the Pre-Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn to purchase Subsequent Home Loans; provided, that any investment in an obligation of the institution with which the Pre-Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such Payment Date; and provided further, that no such investment may be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Notwithstanding the foregoing, in the event investment earnings have not matured on any Payment Date, the amount of such earnings accrued as of such Payment Date shall be advanced by the Servicer for deposit into the Note Payment Account (which advance shall be reimbursed to the Servicer from such investment earnings at maturity). At any time when the Indenture Trustee is maintaining the Pre-Funding Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust

Office. All net income or other gain received from any such investment shall be deposited into or credited to the Note Payment Account, and may be withdrawn therefrom in accordance with Section 3.05 of the Indenture. In no event shall the Indenture Trustee be liable for any investment losses on Permitted Investments held in or credited to the Pre-Funding Account, provided that such investments are made in accordance with the provisions of this Agreement and the Indenture Trustee is not the obligor under the Permitted Investment.

Section 3.18   Capitalized Interest Account.

(a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Capitalized Interest Account, JPMorgan Chase Bank, as Indenture Trustee for GMACM Home Loan Trust 2004-HLTV1" (the "Capitalized Interest Account"). The Indenture Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Interest Coverage Amount. In addition, the Indenture Trustee shall promptly, upon receipt, deposit in the Capitalized Interest Account, an additional amount equal to $84,864.15, which amount is equal to one month's interest on the Cut-Off Date Principal Balances of the Home Loans for which the first monthly payment is due on or after October 1, 2004. If the Indenture Trustee shall not have received an investment direction from GMACM, the Indenture Trustee shall invest funds on deposit in the Capitalized Interest Account in Permitted Investments of the kind described in clause (v) of the definition of Permitted Investments having a maturity date no later than the next succeeding Payment Date. In addition, no such Permitted Investment shall be purchased at a price in excess of par. GMACM shall be entitled to retain any investment earnings on amounts on deposit in the Capitalized Interest Account and shall deposit into the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. GMACM shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom.

(b) On each Payment Date during the Pre-Funding Period and on the Payment Date immediately after the end of the Pre-Funding Period, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Capitalized Interest Account and deposit into the Note Payment Account an amount equal to the lesser of (i) the Capitalized Interest Requirement for such Payment Date and
(ii) the excess, if any, of (A) the amount necessary to pay interest for the related Interest Period at the applicable Note Rate on the related Note Balances of the Notes immediately prior to such Payment Date over (B) the funds on deposit in the Note Payment Account on such Payment Date (after giving effect to all other deposits of funds into the Note Payment Account on such Payment Date other than any Insured Amount pursuant to Section 3.28(a) of the Indenture in respect of accrued interest on the Notes). In addition, on the first Payment Date, the Indenture Trustee will transfer $84,864.15 from the Capitalized Interest Account to the Note Payment Account to be applied in accordance with
Section 3.05 of the Indenture.

(c) In connection with each Subsequent Transfer Date occurring in the Pre-Funding Period, the Servicer, at its option, may recalculate the Interest Coverage Amount taking into account the amount remaining in the Pre-Funding Account following the sale of Subsequent Home Loans to the Trust on such date. The recomputed Interest Coverage Amount shall be not less than the amount necessary to cover the Capitalized Interest Requirement for each remaining Payment Date in the Pre-Funding Period. With the written consent of the Credit Enhancer (which consent shall not be unreasonably withheld), on any such Subsequent Transfer Date, GMACM shall instruct in writing the Indenture Trustee to pay to it from funds in the Capitalized Interest Account the excess of the amount on deposit therein over the recomputed Interest Coverage Amount.

(d) Upon the earlier of (i) termination of the Trust Agreement in accordance with Section 8.01 thereof and (ii) the Payment Date following the end of the Pre-Funding Period, any amount remaining on deposit in the Capitalized Interest Account shall be withdrawn by the Indenture Trustee and paid to GMACM.

Section 3.19 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i) the Servicer shall not be deemed to be in default under this Section 3.19(a) by reason of any transfer or assumption which the Servicer is restricted by law from preventing; and

(ii) if the Servicer determines that it is reasonably likely that any Mortgagor will bring , or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.19(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Home Loan, the Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Indenture Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Home Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under


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

any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) such transaction will not adversely affect the coverage under any Required Insurance Policies, (B) the Home Loan will fully amortize over the remaining term thereof,
(C) no material term of the Home Loan  (including  the interest rate on the Home
Loan) will be altered nor will the term of the Home Loan be changed and (D) if the seller/transferor of the Mortgaged Property is to be released from liability on the Home Loan, such release will not (based on the Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Home Loan. Upon receipt of appropriate instructions from the Servicer in accordance with the foregoing, the Indenture Trustee shall execute any necessary instruments delivered to it for such assumption or substitution of liability as directed in writing by the Servicer. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Indenture Trustee or the Custodian and deposited with the Mortgage File for such Home Loan. Any fee collected by the Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or such Subservicer as additional servicing compensation.

Section 3.20   Advance Facility.

(a) The Servicer is hereby authorized to enter into any facility (an "Advance Facility") with any Person (any such Person, an "Advance Facility Counterparty"), without the consent of any party to this Agreement or the Credit Enhancer, which provides that the Servicer may pledge or sell its rights to receive reimbursement of any advances ("Servicer Advances") made by the Servicer pursuant to this Agreement ("Advance Reimbursement Rights") pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of the Servicer Advances.

(b) If the Servicer enters into an Advance Facility, and for so long as an Advance Facility Counterparty remains entitled to receive reimbursement for any Servicer Advances ("Advance Reimbursement Amount"), then the Servicer shall identify such Advance Reimbursement Amount as received, consistently with the reimbursement rights set forth in Section 3.03 of this Agreement, and shall remit such Advance Reimbursement Amount in accordance with the documentation establishing the Advance Facility to such Advance Facility Counterparty or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advance Facility Counterparty. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may withdraw from the Custodial Account or direct the Indenture Trustee in writing to withdraw, as applicable, and the Servicer shall, or if so directed, the Indenture Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty or the Advance Facility Trustee (in each case identified to it in writing by the Servicer) the Advance Reimbursement Amount identified pursuant to the preceding sentence.

(c) The Advance Reimbursement Amount shall consist solely of amounts in respect of Servicer Advances made with respect to the Home Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Servicer Advances. Any Advance Reimbursement Amount that the Servicer, in its capacity as Servicer, is entitled to be paid shall not be included in distributions to Noteholders. An Advance


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

Facility Counterparty whose obligations are limited to the making of Servicer Advances will not be deemed to be a Subservicer under this Agreement or be required to meet the criteria for qualification as a Subservicer under this Agreement.

(d) Any Advance Reimbursement Amount allocated to reimburse Servicer Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Servicer Advances made with respect to that Mortgage Loan on a "first-in, first out" ("FIFO") basis, such that the Advance Reimbursement Amount shall be applied to reimburse the Servicer Advance for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Servicer Advance for that Mortgage Loan that was disbursed latest in time, last. The Servicer shall provide to the related Advance Facility Counterparty or Advance Facility Trustee loan-by-loan information with respect to each Advance Reimbursement Amount remitted to such Advance Facility Counterparty or Advance Facility Trustee, to enable the Advance Facility Counterparty or Advance Facility Trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. A copy of such information shall be delivered to the Credit Enhancer.

(e) Upon request of the Servicer, the Indenture Trustee agrees to execute such acknowledgments, certificates, and other documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights as the Servicer may cause to be made subject to Advance Facilities pursuant to this
Section 3.20.

(f) The Indenture Trustee shall not, as a result of the existence of any Advance Facility, have any duty or liability with respect to the calculation of any Advance Reimbursement Amount nor have any responsibility to track or monitor the administration of the Advance Facility.

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

ARTICLE IV

                              Servicing Certificate

Section 4.01   Statements to Securityholders.

(a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward the Servicing Certificate and a computer file containing mutually agreed upon loan level information to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall make such Servicing Certificate available to each Certificateholder, each Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency. The Servicing Certificate shall set forth the following information as to the Notes and Certificates, to the extent applicable:

(i) for each Loan Group, the aggregate amount of (a) Interest  Collections,  (b)
Principal  Collections,   and  (c)  Substitution  Adjustment  Amounts  for  such
Collection Period;

(ii) the amount of such distribution as principal to the Noteholders of each Class of Notes;

(iii) the amount of such distribution as interest to the Noteholders of each Class of Notes;

(iv) the Insured Amount, if any, for such Payment Date and the aggregate amount of prior draws on the Policy thereunder not yet reimbursed;

(v) the amount of such distribution to the Certificateholders;

(vi) the aggregate Principal Balance of the Home Loans in each Loan Group as of the end of the preceding Collection Period;

(vii) the number and aggregate Principal Balances of Home Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days and 150-179 days, respectively, (b) the related Mortgaged Property of which has been foreclosed upon and (c) as to which the related Mortgaged Property has become REO Property, in each case as of the end of the preceding Collection Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

(viii) the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount distributed as principal to Noteholders in respect of Liquidation Loss Amounts (minus any Recovery Amounts) and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollar amount and as a percentage of the aggregate Cut-Off Date Principal Balances of the Home Loans;

(ix) the aggregate Note Balance of each Class of Notes and the Certificate Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

(x) the amount on deposit in each of the Pre-Funding Account and Capitalized Interest Account as of the end of the preceding Collection Period;

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

(xi) the Percentage Interest applicable to each of the Securities, after application of payments made on such Payment Date;

(xii) the Overcollateralization Amount as of the end of the preceding Collection Period;

(xiii) the amount of any payment to be made to the designee or designees of the Credit Enhancer with respect to such Payment Date pursuant to Sections 3.05(a)(i);

(xiv) the weighted average of the Net Loan Rates for the Home Loans for the related Collection Period;

(xv) the number and aggregate Principal Balance of Home Loans repurchased pursuant to Section 3.15(a) herein during the related Collection Period; and

(xvi) the aggregate Principal Balance of Subsequent Home Loans transferred to the Trust Estate for each Loan Group.

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a $25,000 denomination.

        If a Servicing Default shall occur, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall forward  or  cause  to be  forwarded  by mail to  each  Certificateholder,  each
Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement to such effect, including the nature of such Servicing Default. Such statement may be included in, or separate from, the regular statement sent to Securityholders.

        The Indenture Trustee will make the monthly statement to Securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders, and other parties to this Agreement via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at "www.jpmorgan.com/sfr". Assistance in using the website can be obtained by calling Indenture Trustee's customer service desk at 877-722-1095. Parties that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the statements to Securityholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) In addition, with respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward to the Credit Enhancer and the Rating Agencies the following information for each Capitalization Workout entered into during the related Collection Period:

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

(i) the original Home Equity Loan amount;

(ii) the Home Loan amount after the Capitalization Workout;

(iii) the original Monthly Payment amount;

(iv) the Monthly Payment amount after the Capitalization Workout;

(v) the Capitalized Amount as defined in Section 3.02(a)(v) herein;

(vi) the CLTV prior to the Capitalization Workout;

(vii) the CLTV after the Capitalization Workout; and

(viii) if an appraisal was used in determining the CLTV referred to in (vii) above, the type and date of appraisal.

(c) The Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and/or Distribution Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Servicer of such amounts shall, in the absence of obvious error, be deemed to be presumptively correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Servicer shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 4.02   Tax Returns and 1934 Act Reports

(a) The Servicer will act as the Tax Matters Partner or the agent for the Tax Matters Partner pursuant to the Trust Agreement. The Servicer agrees to perform the obligations of the Servicer set forth in Section 5.03 of the Trust Agreement. The Servicer will prepare and file or cause to be prepared and filed all tax and information returns of the Trust Estate.

(b) The Servicer shall, on behalf of the Depositor and in respect of the Trust Estate, prepare and cause to be filed with the Commission and the Servicer shall execute, or cause to be executed, any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Indenture Trustee shall timely provide to the Servicer (I) a list of Noteholders as shown on the Note Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Indenture Trustee, as trustee, or the Trust Estate that are received by the Indenture Trustee, (III) notice of all matters that, to the actual knowledge of a


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

Responsible Officer of the Indenture Trustee, have been submitted to a vote of the Noteholders or Certificateholders, other than those matters that have been submitted to a vote of the Noteholders or Certificateholders at the request of the Depositor or the Servicer, and (IV) notice of any failure of the Indenture Trustee to make any distribution to the Noteholders or Certificateholders as required pursuant to the Indenture or Trust Agreement, as applicable. Neither the Indenture Trustee nor the Servicer shall have any liability with respect to Servicer's failure to properly prepare, file, or execute (or cause to be executed), such periodic reports resulting from or relating to the Indenture Trustee's or the Servicer's, as the case may be, inability or failure to maintain or obtain any information not resulting from the Indenture Trustee's or the Servicer's, as the case may be, own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.02(b) shall include a certification, signed by the senior officer in charge of the servicing functions of the Servicer, in the form attached as Exhibit D-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Indenture Trustee shall provide the Servicer with a back-up certification substantially in the form attached hereto as Exhibit D-2.

(c) The Servicer shall prepare all reports on behalf of the Trust Estate, including, but not limited to, all Forms 8-K, Forms 10-K and, when applicable, a Form 15 that are required under the Securities Exchange Act of 1934, as amended. The Servicer shall continue to file all Forms 8-K and Forms 10-K with respect to the Trust Estate until directed by the Depositor in writing to discontinue such filings.

ARTICLE V

                              Note Payment Account

Section 5.01 Note Payment Account. The Indenture Trustee shall establish and maintain an Eligible Account entitled "JPMorgan Chase Bank, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer, pursuant to the Indenture, dated as of September 29, 2004, between GMACM Home Loan Trust 2004-HLTV1 and JPMorgan Chase Bank" (the "Note Payment Account"). On each Payment Date, amounts on deposit in the Note Payment Account shall be distributed by the Indenture Trustee in accordance with
Section 3.05 of the Indenture. The Indenture Trustee shall invest or cause the institution maintaining the Note Payment Account to invest the funds therein in Permitted Investments selected in writing by the Servicer and designated in the name of the Indenture Trustee, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that any investment in (i) the institution with which the Note Payment Account is maintained, or (ii) a fund for which such institution or affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, custodian or sub custodian may mature on such Payment Date) and shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Servicer out of its own funds immediately as realized.

ARTICLE VI

                                  The Servicer

Section 6.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service mortgage loans, is reasonably satisfactory to the Credit Enhancer (provided, that such consent to assignment may not be unreasonably withheld), is willing to service the Home Loans and executes and delivers to the Issuer (with a copy to the Credit Enhancer) an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and provided further, that no Rating Event will occur as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Policy; and provided further, that the Owner Trustee shall receive an Opinion of Counsel to the effect that such assignment or delegation will not cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense related to any specific Home Loan or Home Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Home Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04 Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) the Servicer shall have proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Credit Enhancer; (ii) each Rating Agency shall have delivered a letter to the Issuer, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not cause a Rating Event, if determined without regard to the Policy; and (iii) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (a) above, the Indenture Trustee, as pledgee of the Home Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Home Loans, shall have designated a successor servicer in accordance with Section
7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, that agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

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

Section 6.06 Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification.

(a) After the Closing Date, the Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust and, in the case of the Indenture Trustee, for so long as GMAC Mortgage Corporation is the Servicer shall be as set forth in bid proposal dated as of September 14, 2003, agreed to by the Indenture Trustee and the Servicer) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Agreement, the Indenture or the Trust Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith. In addition, the Indenture Trustee shall be entitled to be reimbursed from the Servicer for all reasonable costs associated with the transfer of servicing from the predecessor servicer pursuant to Section 7.02 hereunder, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Home Loans properly and effectively.

(b) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer.

No termination of this Agreement or resignation or removal of the Indenture Trustee shall affect the obligations created by this Section 6.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Agreement.

ARTICLE VII


                                     Default

Section 7.01   Servicing Default.

(a) If a Servicing Default shall occur and be continuing, then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, the Indenture Trustee (with the consent of the Credit Enhancer so long as no Credit Enhancer Default exists) or the Credit Enhancer (so long as no Credit Enhancer Default exists), by notice then given in writing to the Servicer, the Issuer and the Indenture Trustee, may terminate all of the rights and obligations of the Servicer as servicer under this Agreement other than its right to receive servicing compensation and expenses for servicing the Home Loans hereunder during any period prior to the date of such termination, and the Issuer, the Credit Enhancer or the Indenture Trustee (with the consent of the Credit Enhancer so long as no Credit Enhancer Default exists), may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Credit Enhancer and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Home Loans or otherwise, shall pass to and be vested in the Indenture Trustee, as pledgee of the Home Loans, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Issuer, the Credit Enhancer and Indenture Trustee, as the case may be, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Home Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Home Loans, the recordation of Assignments of Mortgages to the Indenture Trustee if MERS is not the mortgagee of a Home Loan, and the delivery of Mortgage Files in its possession to the Indenture Trustee. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

(b) Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Home Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under clause (i) or (ii) of the definition of Servicing Default, after the applicable grace periods specified therein, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement. The Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of any such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Issuer in writing of any Servicing Default.

Section 7.02   Indenture Trustee to Act; Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Home Loans shall itself become, or shall appoint an affiliate of the Indenture Trustee to become the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make advances on Home Loans under Section 3.02(b) and will be subject to all other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof as soon as practicable, but in no event later than 90 days after the termination of the Servicer. During such 90 day period, the Indenture Trustee, with the consent of the Credit Enhancer, may require the Servicer being terminated to continue to perform such servicing responsibilities (other than making advances on the Home Loans under Section 3.02(b)) as the Indenture Trustee deems appropriate. In such event, the Servicer being terminated shall provide such services as directed by the Indenture Trustee until the earliest of the date the Indenture Trustee notifies such Servicer to discontinue providing such services, the date on which a successor servicer or the Indenture Trustee has assumed all responsibilities, duties and liabilities of the Servicer hereunder or the expiration of the 90 day period. The Servicer shall be entitled to the Servicing Fee hereunder for any period during which the Servicer is obligated to provide such services as if no termination of the Servicer had occurred. Nothing in this Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as Seller under the Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Home Loan, (iv) fund any losses on any Permitted Investment directed by any other Servicer, or (v) be responsible for the representations and warranties of the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, if the Indenture Trustee is (x) unwilling to act as successor Servicer itself or to appoint an affiliate to become successor Servicer, or (y) legally unable so to act, the Indenture Trustee as pledgee of the Home Loans may (in the situation described in clause (x)) or shall (in the situation described in clause (y)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that any such successor Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further, that the appointment of any such successor Servicer will not result in a Rating Event, if determined without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee itself shall act or appoint an affiliate to act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Loans in an amount equal to the compensation that the Servicer would otherwise have received pursuant to Section 3.09 (or such other compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including the obligation to purchase Home Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement and the requirements (including any notice requirements) of applicable law, as shall be necessary to effectuate any such succession. Notwithstanding the foregoing, the Indenture Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts or for failing to take any action that the Indenture Trustee is legally prohibited from taking by applicable law.

(b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during its term as Servicer (i) continue to service and administer the Home Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

(c) Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Home Loan or servicing of such Home Loan on the

MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (d). The successor Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03 Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Credit Enhancer, the Issuer and each Rating Agency.

ARTICLE VIII

                            Miscellaneous Provisions

Section 8.01 Amendment. This Agreement may be amended from time to time by the parties hereto; provided, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment will not result in a Rating Event, if determined without regard to the Policy; and provided further, that the Credit Enhancer and the Indenture Trustee shall consent thereto.

Section 8.02 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044, Attention: Anthony Renzi, (b) in the case of the Credit Enhancer, Financial Guaranty Insurance Company, 125 Park Avenue, 6th Floor, New York, New York 10017, Attention:
Research and Risk Management (GMACM Home Loan Trust 2004-HLTV1), (c) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10004, Attention: Residential Mortgage Surveillance Group,
(e) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, (f) in the case of the Issuer, GMACM Home Loan Trust 2004-HLTV1, c/o the Owner Trustee at the address set forth in clause (e) above, and (g) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee; or, with respect to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Note Register or Certificate Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the related Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation, and the Indenture Trustee shall have no liability for failure to deliver any such notice or document to any Rating Agency.

Section 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Securities or the rights of the Securityholders.

Section 8.05 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 8.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08 Termination Upon Purchase by the Servicer or Liquidation of All Home Loans; Partial Redemption.

(a) The respective obligations and responsibilities of the Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or the Trust Agreement is terminated, or

(ii) the purchase by the Servicer from the Issuer of all Home Loans and REO Property in accordance with Section 8.08(b).

(b) The Servicer shall have the right to purchase from the Issuer all of the Home Loans and REO Property if the Pool Balance as of any Payment Date is less than 10% of the Pool Balance as of the Cut-Off Date (provided that a draw on the Policy would not occur as a result of such purchase and provided further that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be distributed to Securityholders), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Home Loans, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and, in the case of REO Property, the fair market value of the REO Property), plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement (and any unpaid Servicing Fee shall be deemed to have been paid at such time). In the event that the Servicer fails to exercise its right set forth in this clause (b), the Credit Enhancer, as third party beneficiary hereunder, shall have the right to exercise such right in the same manner as the Servicer but only if the Overcollateralization Amount is less than the Required Overcollateralization Amount within 30 days of such exercise.

If such right is exercised by the Servicer or the Credit Enhancer, as applicable, the Servicer or the Credit Enhancer, as applicable, shall deposit the amount calculated pursuant to this Section 8.08(b) with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Servicer or the Credit Enhancer, as applicable, the files pertaining to the Home Loans being purchased. The Servicer or the Credit Enhancer, as applicable, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Home Loans are to be released to the Servicer, appropriate documents assigning each such Home Loans from the Indenture Trustee or the Issuer to the Servicer, the Credit Enhancer or the appropriate party.

Section 8.09 Certain Matters Affecting the Indenture Trustee. For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10 Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Servicer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness thereof. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Agreement, of any Basic Document or Related Document, or of the Certificates (other than the signatures of the Owner Trustee and the Indenture Trustee on the Certificates) or the Notes. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including the compliance by the Depositor, the Sellers or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation, or any action of any person taken in the name of the Owner Trustee or the Indenture Trustee.

        IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                      GMAC MORTGAGE CORPORATION,
                         as Servicer



                      By:
                             Name:
                             Title:


                      GMACM HOME LOAN TRUST 2004-HLTV1, as Issuer

                      By:    Wilmington Trust Company, not in its
                             individual capacity but solely as
                             Owner Trustee



                      By:
                             Name:
                             Title:


                      JPMORGAN CHASE BANK,
                         as Indenture Trustee



                      By:
                             Name:
                             Title:

                                    EXHIBIT A

                               HOME LOAN SCHEDULE




                          [TO BE PROVIDED UPON REQUEST]

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

                         KNOW ALL MEN BY THESE PREMISES:

        That JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), under the indenture dated as of September 29, 2004 (the "Indenture"), between GMACM Home Loan Trust 2004-HLTV1, as issuer and the Indenture Trustee, a banking corporation organized and existing under the laws of New York, and having its principal office located at 4 New York Plaza, 6th Floor, New York, New York 10004, hath made, constituted and appointed, and does by these presents make, constitute and appoint GMAC Mortgage Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgages securing a Home Loan and the related Mortgage Notes for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of such Mortgage Note secured by any such Mortgage) and for which GMAC Mortgage Corporation is acting as Servicer pursuant to a Servicing Agreement dated as of September 29, 2004 (the "Servicing Agreement").

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage as insured.

2. The subordination of the Lien of a Mortgage to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

        a. The substitution of trustee(s) serving under a Mortgage, in accordance with state law and the Mortgage;

        b.     Statements of breach or non-performance;

        c.     Notices of default;

        d. Cancellations/rescissions of notices of default and/or notices of sale;

        e.     The taking of a deed in lieu of foreclosure; and

        f. Such other documents and actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.      The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage and the related Mortgage Note, in connection with the repurchase of the Home Loan secured and evidenced thereby.

8. The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of any modification pursuant to
        Section 3.01 of the Servicing Agreement.

10. The subordination of the Lien of a Mortgage, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

        The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

        Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

        Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                              JPMORGAN CHASE BANK,
                                  not in its individual capacity
                                  but solely as Indenture Trustee



                              By:
                                     Name:_________________________
                                     Title:

STATE OF                     )
                             SS.
COUNTY OF                    )


        On this day of September, 2004, before me the undersigned, Notary Public of said State, personally appeared , personally known to me to be duly authorized officers of JPMorgan Chase Bank that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of JP Morgan Chase Bank therein named, and acknowledged to me such JPMorgan Chase Bank executed the within instrument pursuant to its by-laws.

                                               WITNESS  my  hand  and   official
seal.




                                               Notary Public in and for the
                                               State of  ____________



After recording, please mail to:





Attn:

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Home Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:  September 29, 2004
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)          Home Loan Prepaid in Full
                                                   Home Loan Repurchased
"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."




GMAC Mortgage Corporation
Authorized Signature

******************************************************************************
TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:       [  ]   Mortgage Note


Name

Title

Date

                                   EXHIBIT D-1

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of GMACM Home Equity Loan Trust 2004-HLTV1 (the "Trust"), the assets of which are serviced pursuant to the Servicing Agreement dated September 29, 2004 (the "Servicing Agreement"), among the Trust, GMAC Mortgage Corporation (the "Servicer") and JP Morgan Chase Bank (the "Indenture Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement is included in these reports;

        4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the review required under the Servicing Agreement, and, except as disclosed in the report, the Servicer has fulfilled its obligations under the Servicing Agreement; and

        5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant , after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers, or similar procedure, as set forth in the Servicing Agreement, that is included in these reports.

        [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [JPMorgan Chase Bank.], [ ].

        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.



        ____________________________*
        Name:
        Title:

* to be signed by the senior officer in charge of the servicing functions of the Servicer.

                                   EXHIBIT D-2

                        FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE


        The undersigned, a Responsible Officer of JP Morgan Chase Bank (the "Indenture Trustee") certifies that:

        (a) The Indenture Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Servicing Agreement dated as of September 29, 2004 (the "Agreement") by and among GMACM Home Loan Trust 2004-HLTV1, as depositor, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the information that is provided by the Indenture Trustee pursuant to Section 4.02(b) of the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

        IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.

        ____________________________*
        Name:
        Title: